UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 20, 2010

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3970 Casa Blanca Road

Reno, Nevada, 89502

Address of principal executive offices)

775-200-0505

(Registrant's telephone number, including area code)

Real Value Estates, Inc._

(Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

     Certain statements included in this Form 8-k regarding  Xun Energy, Inc.  ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 5-Corporate Governance and Management

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2010 the Company filed a Certificate of Amendment to the Company’s certificate of incorporation with the Nevada Secretary of State.   The certificate of amendment:

▪

Provides for the Company to change its name from Real Value Estates, Inc. to Xun Energy, Inc.;

▪

Provides for an  increase in the number of authorized shares of its common stock from 100 million shares $0.0001 par value to 5 billion shares of common stock, $0.0001 par value; and

▪

Provides for an 80:1 forward split of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1

Certificate of Amendment to the Articles of Incorporation

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 22, 2010

Xun Energy, Inc. BY: /S/ Dennis Kushner —————————————— Name: Dennis Kushner Title: President

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